EXHIBIT 99.1

AGREEMENT

This Agreement (the “Agreement”) is entered into by and between Mannatech, Incorporated (the “Company”) and Robert M. Henry (“Mr. Henry”), effective this 15th day of April, 2003.

WHEREAS, Mr. Henry’s employment with the Company will terminate by mutual agreement on April 15, 2003;

WHEREAS, in connection with the termination of Mr. Henry’s employment with the Company, the Company and Mr. Henry desire to enter into this Agreement on the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the Company and Mr. Henry hereby agree as follows:

1. AGREEMENTS BY MR. HENRY.

In consideration of the mutual promises, conditions, and covenants by the Company set forth in this Agreement, and in accordance with the recitals set forth above, Mr. Henry agrees as follows:

(a) Resignation: Mr. Henry agrees that he has resigned all positions with the Company and its affiliates, including without limitation as a member or nominee of the Company’s Board of Directors and as Chief Executive Officer of the Company, as well as any trustee position or signatory authority. The Company will provide a reasonable period of time, not to exceed two weeks from the date of this Agreement, for Mr. Henry to remove his personal effects from the Company’s offices upon advance notice at mutually convenient times.

(b) Release Of Claims: Mr. Henry hereby RELEASES AND FOREVER DISCHARGES the Company (including, without limitation, the Company’s affiliates, owners, stockholders, agents, directors, officers, members, partners, employees, insurers, representatives, lawyers, employee welfare benefit plans, pension plans and/or deferred compensation plans and their trustees, administrators or other fiduciaries, the successors or assigns of any of the foregoing, and all persons acting by, through, under, or in concert with them, or any of them) of and from any and all manner of action or actions, cause or causes of action, at law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent, asserted or unasserted, liquidated or unliquidated, due or to become due (hereinafter called “claims”), which Mr. Henry now has or may hereafter have against the Company by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof including but not limited to those claims arising out of his employment with the Company or the termination of such employment. Without limiting the generality of the foregoing, the claims released herein include any claims arising out of, based upon, or in any way related to:

(1) the Employment Agreement between the Company and Mr. Henry dated April 1, 2000, and any amendments or supplements to that agreement;

(2) any claim of entitlement to present or future employment or reemployment with the Company;

(3) any property, contract, or tort claims, including any and all claims of wrongful discharge, breach of employment contract, breach of any covenant of good faith and fair dealing, retaliation, intentional or negligent infliction of emotional distress, tortious interference with contract or existing or prospective economic advantage, negligence, misrepresentation, breach of privacy, defamation, loss of consortium, breach of fiduciary duty, violation of public policy, or any other common law claim of any kind;

(4) any violation or alleged violation of Title VII of the Civil Rights Act of 1964, as amended, the Older Workers Benefit Protection Act of 1990, the Equal Pay Act, as amended, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Americans With Disabilities Act, the Texas Labor Code, the Texas Unemployment Insurance Act, the Texas Worker’s Compensation Act, the Civil Rights Act of 1866, the Consolidated Omnibus Budget Reconciliation Act, or any other federal, state, or local statute, regulation, or ordinance;

(5) any violation or alleged violation of the Age Discrimination in Employment Act, as amended;

(6) any claim for severance pay, bonus, sick leave, vacation or holiday pay, life insurance, health insurance, disability or medical insurance, or any other employee benefit;

(7) any claim relating to or arising under any other local, state, or federal statute or principle of common law (whether in contract or in tort) governing employment, discrimination in employment, and/or the payment of wages or benefits; and

(8) any claim that the Company has acted improperly, illegally, or unconscionably in any manner whatsoever at any time prior to the execution of this Agreement;

provided however, that the release described herein shall not apply to any claims that Mr. Henry has or may have in the future (i) with respect to any breach of this Agreement by the Company or (ii) with respect to any claim under the Company’s directors and officers insurance policies or claims for indemnification pursuant to the Company’s bylaws or (iii) with respect to stock options currently held by Mr. Henry which shall continue to be subject to the provisions of the Company’s stock option plans, subject to the provisions of Paragraph 2(b) below, and (iv) with respect for any vested benefits of Mr. Henry under any Company employee benefit plan.

(c) OWBPA Representations: With respect to Mr. Henry’s agreement to release any claims for violations or alleged violations of the Age Discrimination in Employment Act, as amended, as discussed in Paragraph 1(b)(5), above, Mr. Henry understands that this Agreement is written in a manner calculated to be understood by him, that he understands this Agreement, that he does not waive any rights or claims that may arise after the date this Agreement is executed, that he is waiving any rights or claims only in exchange for consideration in addition to anything of value to which he already is entitled, that he is advised to consult with an attorney prior to executing this Agreement, that he has a period of at least 21 days within which to consider this Agreement, that he has a period of at least seven days following the execution of this Agreement within which to revoke this Agreement, and this Agreement will not become effective or enforceable until the revocation period has expired.

(d) Covenant Not To Sue: Mr. Henry agrees that it is his intention in executing this agreement that it shall be effective to bar each and every claim that he now has or could have against the Company arising from Mr. Henry’s employment with the Company except as otherwise provided in this Agreement. In signing this Agreement, Mr. Henry agrees never to institute any claim at law or equity against the Company relating to his employment with the Company or the termination of such employment. This subparagraph shall not, however, apply to any litigation relating to the enforceability of the noncompetition agreement contained in Article II, Section 5, of the Employment Agreement.

(e) Warranty That Claims Have Not Been Assigned Or Conveyed: Mr. Henry represents and warrants that he is the only person who may be entitled to assert any claims against the Company arising from any claim relating to his former employment with the Company and the termination of such employment, and that he has not assigned or conveyed to anyone else any part of or interest in his claims against the Company. Mr. Henry agrees to indemnify and hold the Company harmless from any liability, demand, cost, expense, or attorney’s fee incurred as the result of the assertion of any such claim or claims by any other person based on such an assignment or conveyance from Mr. Henry.

(f) Agreement To Indemnify If Claim Against Company Is Filed: Except as to claims asserting a breach of this Agreement, Mr. Henry agrees that if he hereafter commences, joins in, or in any manner seeks relief against any of the parties released hereunder through any administrative claim, lawsuit, or arbitration arising out of, based upon, or relating to any of the claims released hereunder or in any manner asserts against the Company any of the claims released hereunder, then Mr. Henry shall pay, in addition to any other damages caused thereby, all attorney’s fees and costs incurred by the Company in defending or otherwise responding to said suit or claim.

(g) Nondisclosure Of Confidential Information: Mr. Henry agrees to hold in strictest confidence, and not to directly or indirectly use, disclose, publish, disseminate, distribute, sell, transfer to any person, firm or corporation, copy, remove from the Company premises, or commercially exploit, without the written authorization of the Company, any Proprietary Information of the Company. As used herein, “Proprietary Information” means business, pricing, marketing, production, customer and cost data of the Company; compensation and fee information for all personnel, including independent contractors of the Company; information regarding the skills and performance of employees of the Company; other personnel records of the Company; business plans (including any strategic, marketing or sales plans), budgets, financial statements of the Company; contents of agreements and contracts with customers and suppliers of the Company; contents of agreements with joint ventures of the Company; customer lists, requirements and specifications of the Company; and any other information the Company treats as a trade secret or has marked “secret,” “proprietary,” “confidential,” or treated in a similar manner. Mr. Henry acknowledges that he is aware of the policies that the Company has implemented to keep Proprietary Information secret, including disclosing the information only on a need-to-know basis, labeling documents as “confidential,” and keeping Proprietary Information in secure areas. Mr. Henry also acknowledges that the Proprietary Information has been developed or acquired by the Company through the expenditure of substantial time, effort, and money and provides the Company with an advantage over competitors who do not know or use such Proprietary Information.

(h) Notification To Company: In the event Mr. Henry is required by a court of any competent jurisdiction to disclose any Proprietary Information, Mr. Henry agrees to promptly notify the Company so that the Company may seek an appropriate protective order and/or waive Mr. Henry’s compliance with Paragraph 1(g), above. In the event such protective order or other remedy is not obtained, then Mr. Henry agrees to disclose only that portion of such Proprietary Information that he is legally required to disclose.

(i) Return Of Company Property: Mr. Henry agrees to deliver to the Company (and will not keep in his possession, recreate or deliver to anyone else) any and all property, records, notes, reports, proposals, lists, correspondence, materials, equipment, computers, printers, fax machines, computer discs, rolodex cards, or other documents or property, together with all copies hereof (in whatever medium recorded) belonging to the Company, whether located at the Company, Mr. Henry’s home or elsewhere; provided however, that Mr. Henry shall be entitled to retain all personal effects, awards, files and art work, all of which shall be promptly delivered to Mr. Henry by the Company.

(j) No Disparagement Of Company: Mr. Henry agrees that he will not disparage, directly or indirectly, the Company or its affiliates, owners, stockholders, agents, directors, officers, associates, partners, employees, insurers, representatives, or lawyers.

(k) Noncompetition, Trade Secrets, and Proprietary Information Covenants: Mr. Henry agrees that Articles II and III of the Employment Agreement between the Company and Mr. Henry dated April 1, 2000, and any amendments or supplements to that agreement (the “Employment Agreement”), remain in full force and effect, except that Article II, Section 5 of the Employment Agreement shall apply only to a competitive dietary supplement network marketing company that specializes in products that are glyconutritionals or aloe based. Except as set forth in the preceding sentence, the Employment Agreement shall be of no further force or effect.

(l) Effect Of Revocation Of Agreement By Mr. Henry: Notwithstanding the Company’s agreements to pay Mr. Henry, in the event of any revocation by Mr. Henry of this Agreement pursuant to Paragraph 1(c), above, the Company will not be obligated to make any payments to Mr. Henry and all amounts previously paid to Mr. Henry pursuant to Paragraphs 2(a) and 2(c) below (other than the payments described in Paragraphs 2(a)(1) and 2(a)(2)) shall be immediately due and payable to the Company upon written notice to Mr. Henry by the Company.

(m) Litigation And Regulatory Cooperation: Mr. Henry agrees to cooperate with the Company in the prosecution or defense of any claims or actions now in existence or that may be brought in the future against or on behalf of the Company that relate to events or occurrences that transpired while Mr. Henry was employed by the Company. Mr. Henry’s cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. Mr. Henry also shall cooperate fully with the Company in connection with any investigation or review by any federal, state, or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Mr. Henry was employed by the Company. The Company shall reimburse Mr. Henry for all costs and expenses incurred in connection with his performance under this paragraph, including, but not limited to, reasonable attorneys’ fees and costs.

(n) Consulting Services: From the date hereof through December 31, 2005, at times to be determined by mutual agreement, Mr. Henry agrees to assist the Company in connection with the operation of its business, including advice and assistance with respect to general administration, accounting and tax matters, marketing and strategic planning. In connection with the provision of such services, Mr. Henry shall act solely as an independent contractor. Neither the Company nor Mr. Henry shall be considered or held to be a partner, limited partner, associate or agent of the other, or be joint venturer with one another. Neither the Company nor Mr. Henry shall be authorized by the other to contract any debt, liability or obligation for or on behalf of the other. Mr. Henry shall perform the services in such locations as the Company and Mr. Henry shall agree but such services shall not interfere with Mr. Henry’s performance of his primary employment or exceed an average of ten hours per month on an annual basis, with no carryover of unused hours to subsequent years. The Company shall reimburse Mr. Henry for his reasonable and necessary out-of-pocket expenses incurred at the request of the Company with its prior approval, subject to provision of reasonable supporting documentation related thereto.

2. AGREEMENTS BY THE COMPANY.

In consideration of the mutual promises, conditions, and covenants by Mr. Henry set forth in this Agreement, and in accordance with the recitals set forth above, the Company agrees as follows:

(a) Payments to Mr. Henry: The Company agrees to pay Mr. Henry the following sums of money by delivery of such payments to counsel for Mr. Henry:

(1) The Company agrees to pay Mr. Henry all accrued, unpaid base salary, less applicable withholdings required by law, until and including April 14, 2003. This payment will be made to Mr. Henry upon execution of this Agreement.

(2) The Company agrees to pay Mr. Henry for all accrued, unused vacation (31 days) less applicable withholdings required by law. This payment will be made to Mr. Henry upon execution of this Agreement.

(3) The Company agrees to make all remaining payments on the automobile currently used by Mr. Henry and transfer title of such vehicle to Mr. Henry within 60 days of the final payment. All other expenses associated with ownership and operation of the vehicle shall be the responsibility of Mr. Henry.

(4) The Company agrees to pay Mr. Henry the annual amount of $400,000 through December 31, 2005, such sum to be payable in installments on the usual and customary pay dates of the Company, subject to any applicable withholding for taxes.

(5) The Company agrees to pay premiums on term life insurance policies for the benefit of Mr. Henry of $1.2 million through December 31, 2005.

(6) The Company agrees to pay Mr. Henry the total amount of $50,000 for relocation and other business transition expenses. This payment will be made to Mr. Henry upon execution of this Agreement.

(7) The Company agrees to reimburse Mr. Henry in the total amount of $15,000 for his reasonable attorneys’ fees and costs incurred in connection with this Agreement; payment shall be made directly to Dan Hartsfield at Baker Botts, L.L.P. within 30 days of the execution of this Agreement.

(8) The Company agrees to pay the fees of an outplacement consulting firm chosen by Mr. Henry to assist him in seeking employment, up to a maximum amount of $80,000.

(b) Stock Options: Notwithstanding any other provision to the contrary, the Company agrees that the 266,667 vested options currently held by Mr. Henry under the Company’s Stock Option Plans (the “Plans”) shall remain exercisable as of and from the date of execution of this Agreement until the earlier of (i) the expiration of ten years from the original date of grant or (ii) one year after Mr. Henry’s death or “disability” (as defined in the Plans). Mr. Henry acknowledges that this provision may have the effect of converting any or all of such options to non-qualified stock options and agrees that he is not entitled to compensation for any tax consequences of such conversion. This Section 2(b) constitutes an amendment of any contrary provision of any applicable stock grant instrument or document, but shall only amend provisions expressly to the contrary. Any nonvested options held by Mr. Henry shall terminate upon execution of this Agreement. The Company represents that all shares subject to Mr. Henry’s options described above are covered by an effective registration statement under the Securities Act of 1933, as amended, and the Company agrees to maintain an effective registration statement covering such options at all times during which such options may be exercised.

The following table sets forth Mr. Henry’s stock option grants as of April 15, 2003:

Grant Date	Exercise Price	Number of Options	Options Vested at 4/15/2003
8/23/2000	$2.63	275,000	183,333.33

11/1/2001	$2.69	250,000	83,333.33

Total			266,667

(c) Continuation Of Benefits: The Company agrees to make monthly payments for Mr. Henry’s COBRA medical benefits coverage (including family members presently enrolled, as applicable under the Company’s current insurance), subject to payment of required deductibles and copays for a period of 18 months after execution of this Agreement, assuming no revocation of this Agreement by Mr. Henry. Terms of these medical benefits will continue to be governed by the applicable plans. The Company further agrees to reimburse Mr. Henry for medical benefits with similar coverage, subject to payment of required deductible and co-pays, for the six months following such 18 month period. Should Mr. Henry find new employment that provides like benefits before the end of such 24 month period, the Company’s obligation to continue payments for such benefits or COBRA medical benefits coverage will cease.

(d) Release Of Claims: The Company, on behalf of itself, its subsidiaries and its affiliates, hereby RELEASES AND FOREVER DISCHARGES Mr. Henry and his successors or assigns, and all persons acting by, through, under, or in concert with them, or any of them) of and from any and all manner of action or actions, cause or causes of action, at law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent, asserted or unasserted, liquidated or unliquidated, due or to become due (hereinafter called “claims”), which the Company now has or may hereafter have against Mr. Henry by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof including but not limited to those claims arising out of his employment with the Company or any compensation or reimbursement related to such employment; provided however, that the release described herein shall not apply to any claims that the Company has or may have in the future with respect to any breach of this Agreement by Mr. Henry.

(e) No Disparagement Of Mr. Henry: The Company agrees, on behalf of itself, its directors, officers and employees, that it and they will not disparage, directly or indirectly, Mr. Henry and will use its best reasonable efforts to cause its associates and other agents to not disparage Mr. Henry. The Company agrees to provide Mr. Henry a positive letter of recommendation for seeking alternative employment, which shall be agreed to by Mr. Henry. The Company further agrees to issue a press release regarding Mr. Henry’s departure from the Company, which shall be subject to Mr. Henry’s consent, which shall not be unreasonably withheld.

(f) Confidentiality. The Company agrees that it will not disclose to anyone the contents of Mr. Henry’ personnel file, other than to confirm dates of employment, positions held, and salary received, unless requested to do so by Mr. Henry or an appropriate governmental entity or compelled by legal process. Nothing in this Agreement, however, will be deemed to preclude the Company, its agents, employees, successors and assigns, from giving statements, affidavits, depositions, testimony, declarations, or other disclosures required by or pursuant to legal process or otherwise required by law.

(g) D & O Insurance. The Company agrees to use its best reasonable efforts to maintain its current directors and officers liability insurance coverage and will take no action to deprive Mr. Henry of the benefits of such coverage.

(h) Death of Mr. Henry. Upon the death of Mr. Henry, this Agreement shall terminate, and the Company shall not be obligated to make any further payments hereunder; provided, however, the Company shall assist Mr. Henry’s heirs and beneficiaries in obtaining the benefits of the life insurance policies described in Paragraph 2(a)(5) herein.

(i) Company Products at Employee Cost. The Company agrees that Mr. Henry, his spouse and his children may purchase the Company’s products, for personal use only, at employee cost until the death of Mr. Henry.

3. LEGAL AND EQUITABLE REMEDIES.

The parties agrees that each party hereto has the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that such party may have for a breach of this Agreement by the other party.

4. OTHER PROVISIONS.

(a) Governing Law andConsent to Personal Jurisdiction; Arbitration: This Agreement is governed by and will be construed in accordance with the internal laws of the State of Texas without giving effect to any choice of law or conflict provisions or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas, and each party hereby expressly consents to the personal jurisdiction of the state and federal courts located in Dallas County, Texas for any lawsuit filed arising from or relating to this Agreement or the related arbitration. Arbitration, including the right to invoke injunctive relief and any emergency relief or measures, shall be the exclusive remedy for any and all disputes, claims or controversies, whether statutory, contractual or otherwise, between Mr. Henry and the Company concerning this Agreement, including Mr. Henry’s employment and the termination thereof. In the event either party provides a notice of arbitration of dispute to the other party, the Company and Mr. Henry agree to submit such dispute or controversy, whether statutory or otherwise, to an arbitrator or arbitrators selected from a panel of arbitrators of the American Arbitration Association located in Dallas, Texas. The effective rules at the time of the commencement of the commercial arbitration center of the American Arbitration Association shall control the arbitration. In any arbitration proceeding conducted subject to these provisions, all statutes of limitation that would otherwise be applicable shall apply to any arbitration proceeding hereunder. In any arbitration proceeding conducted subject to these provisions, the arbitrator(s) is/are specifically empowered to decide any question pertaining to limitations and may do so by documents or by a hearing, in his or her or their sole discretion. In this regard, the arbitrator may authorize the submission of pre-hearing motions similar to a motion to dismiss or for summary adjudication for the purposes of considering such matter. The arbitrator’s decision will be final and binding upon the parties. The parties further agree to abide by and perform any award rendered by the arbitrator. The prevailing party in such proceeding shall be entitled to record and have awarded its reasonable attorney’s fees, in addition to any other relief to which it may be entitled. In rendering the award, the arbitrator shall state the reasons therefore, including any computations of actual damages or offsets, if applicable.

(b) Successors and Assigns: This Agreement will be binding upon Mr. Henry’s heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors and its assigns. This Agreement will be binding upon the Company’s successors and assigns and will be for the benefit of Mr. Henry’ heirs, executors, administrators and other legal representatives.

(c) Third-Party Beneficiaries: Mr. Henry and the Company acknowledge and agree that the terms of this Agreement, including but not limited to the releases of claims by Mr. Henry, will inure to the benefit of the Company’s affiliated entities, owners, stockholders, agents, directors, officers, members, partners, employees, insurers, representatives, lawyers, employee welfare benefit plans, pension plans and/or deferred compensation plans and their trustees, administrators or other fiduciaries, the successors or assigns of any of the foregoing, and all persons acting by, through, under, or in concert with them, or any of them. This Agreement shall inure to the benefit of Mr. Henry and to his heirs, administrators, representatives, executors, successors and assigns.

(d) Severability: Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such provision or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(e) Headings and Construction: The headings in this Agreement are for convenience only and are not considered a part of or used in the construction or interpretation of any provision of this Agreement.

(f) Entire Agreement: The matters set forth in this Agreement constitute the sole and entire agreement between Mr. Henry and the Company and supersede all prior agreements (except as otherwise set forth herein), negotiations, and discussions between the parties hereto and/or their respective counsel with respect to the subject matter hereof. No other representations, covenants, undertakings, or other prior or contemporaneous agreements, oral or written, regarding the matters set forth in this Agreement shall be deemed to exist or bind any of the parties hereto. Each party understands and agrees that it has not relied on any statement or representation by the other party or any of its representatives in entering into this Agreement.

(g) Amendment to This Agreement: Any amendment to this Agreement must be writing and signed by duly authorized representatives of the parties hereto and stating of the intent of the parties to amend this Agreement.

(h) Voluntary Execution: This Agreement has been entered into as a result of arms-length negotiations between Mr. Henry and the Company, and the parties each represent that they are voluntarily executing this Agreement after an adequate opportunity to consult with counsel of their choosing regarding its meaning and effect.

(i) Execution in Counterparts: This Agreement may be executed in counterparts, including facsimile counterparts, with the same force and effectiveness as if it were executed in one complete document.

IN WITNESS WHEREOF, the Company and Mr. Henry have executed and delivered this Agreement as of the date first written above.

AGREED:	Mannatech, Incorporated

	By:	/s/ Sam Caster
Sam Caster, Chairman of the Board

AGREED:	Mannatech, Incorporated

/s/ Robert M. Henry